EXHIBIT 8

September 23 , 2009

Capitol Bancorp Ltd. 200 Washington Square North Lansing, MI 48933

Re:	Exhibit to S-4 Registration Statement: Tax Opinion

Ladies and Gentlemen:

We have acted as special counsel for Capitol Bancorp Ltd., a Michigan corporation (“Capitol”), in connection with the proposed exchange offer (the “Exchange Offer”) to the shareholders of Capitol Development Bancorp Limited III, a Michigan corporation, Capitol Development Bancorp Limited IV, a Michigan corporation, Capitol Development Bancorp Limited V, a Michigan corporation, and Capitol Development Bancorp Limited VI, a Michigan corporation, (each a “CDBL” and collectively, the “CDBLs”).  In the Exchange Offer, shareholders in each CDBL will be offered an opportunity to exchange their shares of CDBL common stock for a specified number of Capitol’s Series A Noncumulative Convertible Perpetual Preferred Stock (“Series A Preferred Stock”) and a specified number of shares of Trust Preferred Securities issued by Capitol Trust XII, a Delaware statutory trust (“Trust Preferred Securities”).

This opinion is being provided in connection with the registration statement on Form S-4 filed with the Securities and Exchange Commission in connection with the Exchange Offer as amended through the date hereof (the “Registration Statement”).  Any capitalized term used and not defined herein has the meaning given to it in the Registration Statement.  All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the “Code”).

ASSUMPTIONS

For the purpose of rendering this opinion, we have examined, and are relying upon (without any independent investigation or review thereof) the truth, completeness, and accuracy, at all relevant times, of the statements, representations, and warranties contained in the Registration Statement (including all exhibits and schedules attached thereto) and such other instruments and documents related to the formation, organization, and operation of Capitol and the CDBLs, and to the consummation of the Exchange Offer, as we have deemed necessary or appropriate.

Capitol Bancorp Ltd.
September 23 , 2009

We have assumed and you have advised us that:

(i)             All parties to the Exchange Offer, and to any other documents reviewed by us, have acted, and will act, in accordance with the terms of the Exchange Offer,

(ii)            All facts, information, statements and representations qualified by the knowledge and/or belief of Capitol will be complete and accurate as of the effective date of the Exchange Offer as though not so qualified,

(iii)           The Exchange Offer will be consummated pursuant to the terms and conditions set forth in the Exchange Offer without the waiver or modification of any such terms and conditions,

(iv)           The Exchange Offer will be authorized by and will be effected pursuant to and in compliance with applicable state law,

(v)            The transactions contemplated by the Exchange Offer comply with the legal requirements of applicable state and federal law, and

(vi)           The parties to the Exchange Offer have satisfied the legal requirements applicable to each party.

We have also assumed that each CDBL shareholder holds the shares of CDBL common stock to be surrendered under the Exchange Offer as a capital asset within the meaning of the Code.

If any of the above-described assumptions are untrue for any reason or if the transaction is consummated in a manner that is different from the manner described in the Registration Statement, our opinion as expressed below may be adversely affected.

OPINION — UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

Subject to the qualifications, limitations and assumptions set forth herein and in the Registration Statement we hereby confirm our opinion set forth in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences.”

We express no opinion on any issue relating to the tax consequences of the Exchange Offer other than that set forth above.  The above opinion does not address all aspects of the United States federal income taxation that may be relevant to the CDBL shareholders in light of their particular circumstances, and does not address any aspect of state, local, or foreign taxation.  Our opinion is based upon the Code, published judicial decisions, administrative regulations and published rulings and procedures as in existence on the date hereof.  Future legislative, judicial or administrative changes, on either a prospective or retroactive basis, could affect our opinion.

Capitol Bancorp Ltd.
September 23 , 2009

Further, our opinion is not binding upon the Internal Revenue Service or the courts, and there isno assurance that the Internal Revenue Service or a court will not take a contrary position.  We undertake no responsibility to advise you of any future change in the matters stated herein or in the United States federal income tax laws or the application or interpretation thereof.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

 We are furnishing this opinion solely in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose.

Very truly yours,

/s/ Honigman Miller Schwartz and Cohn LLP
Honigman Miller Schwartz and Cohn LLP